UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. _____ )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

AMERICA’S CAR-MART, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICA’S CAR-MART, INC.
802 Southeast Plaza Ave., Suite 200
Bentonville, Arkansas 72712

Notice of Annual Meeting of Stockholders
To be held October 13, 2010

To the holders of common stock of America’s Car-Mart, Inc.:

Notice is hereby given that the annual meeting of stockholders of America’s Car-Mart, Inc., a Texas corporation, will be held at the Company’s principal executive office, 802 Southeast Plaza Avenue, Suite 200, Bentonville, Arkansas 72712, on Wednesday, October 13, 2010 at 10:00 a.m., local time, for the following purposes:

(1)	To elect seven directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified;

(2)	To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2011;

(3)	To approve an amendment to the 2007 Stock Option Plan of America’s Car-Mart, Inc.; and

(4)	To conduct such other business as may properly come before the meeting or any adjournments or postponements thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record as of the close of business on August 27, 2010 will be entitled to notice of and to vote at the annual meeting of stockholders or any adjournment or postponement thereof.

Very truly yours,

/s/ William H. Henderson
William H. Henderson Chief Executive Officer
August 30, 2010

Your vote is important.  Whether or not you plan to attend the meeting in person, you are urged to complete, sign, date and mail the enclosed proxy in the accompanying return envelope to which no postage need be affixed if mailed within the United States.

AMERICA’S CAR-MART, INC.
802 Southeast Plaza Ave., Suite 200
Bentonville, Arkansas 72712

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
OCTOBER 13, 2010

_______________________

PROXY STATEMENT
_______________________

Unless the context indicates otherwise, all references in this proxy statement to "we," "us" and "our" refer to America’s Car-Mart, Inc. and its subsidiaries.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON OCTOBER 13, 2010

This proxy statement and our 2010 Annual Report to Stockholders, which includes our Annual Report on Form 10-K, are available at www.car-mart.com (http://www.car-mart.com/ir/2010_Proxy.pdf).

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement, which is first being mailed to stockholders on or about August 30, 2010, is furnished in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting of stockholders to be held at the Company’s principal executive office, 802 Southeast Plaza Avenue, Suite 200, Bentonville, Arkansas 72712, on Wednesday, October 13, 2010 at 10:00 a.m., local time, and at any or all adjournments or postponements thereof.  To receive directions to the annual meeting, please call (479) 464-9944.  The address of our principal executive offices is 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712 and our telephone number is (479) 464-9944.

Any person giving a proxy pursuant to this proxy statement may revoke it at any time before it is exercised at the annual meeting of stockholders by notifying, in writing, our Secretary at the address above prior to the annual meeting date.  In addition, if the person executing the proxy is present at the annual meeting, he or she may, but need not, revoke the proxy by notice of such revocation to our Secretary at the annual meeting, and vote his or her shares in person.  Proxies in the form enclosed, if duly signed and received in time for voting, and not so revoked, will be voted at the annual meeting in accordance with the instructions specified thereon.  Where no choice is specified, proxies will be voted “FOR” the election of the nominees for director named in the proxy statement, “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm, “FOR” the amendment to the 2007 Stock Option Plan and, on any other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies.

Please complete, sign, date and return the accompanying proxy card promptly in the enclosed addressed envelope even if you plan to attend the annual meeting.  Postage need not be affixed to the envelope if mailed within the United States.  The immediate return of your proxy card will be of great assistance in preparing for the annual meeting and is, therefore, urgently requested.  If you attend the annual meeting and vote in person, your proxy card will not be used.

Only stockholders of record at the close of business on August 27, 2010 will be entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof.  Each share of our common stock issued and outstanding on such record date is entitled to one vote.  As of August 27, 2010, we had 10,874,475 shares of common stock outstanding.

The presence at the annual meeting of the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote as of the record date is necessary to constitute a quorum.  Stockholders will be counted as present at the annual meeting if they are present in person at the annual meeting or if they have properly submitted a proxy card.  A plurality of the votes duly cast is required for the election of directors.  The proposals regarding the ratification of Grant Thornton LLP as our independent registered public accounting firm and the amendment to the 2007 Stock Option Plan require the affirmative vote of the holders of a majority of the shares entitled to vote on, and that vote for or against or expressly abstain with respect to, the proposals.

Any abstaining votes and broker “non-votes” will be counted as present and entitled to vote, and therefore will be included for purposes of determining whether a quorum is present at the annual meeting.  Neither abstentions nor broker “non-votes” will be deemed to be “votes cast.”  As a result, broker “non-votes” and abstentions will not be included in the tabulation of the voting results on the election of directors, and therefore will not have any effect on such votes, but will have the same effect as a vote against the proposal regarding ratification of Grant Thornton LLP as our independent registered public accounting firm and the amendment to the 2007 Stock Option Plan.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

We will bear the entire cost of the proxy solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional materials furnished to stockholders.  Individual stockholders of record will receive copies of the proxy solicitation materials even if they share the same mailing address. Copies of proxy solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners.  In addition, we may reimburse such persons for their cost of forwarding the solicitation materials to such beneficial owners.  Solicitation of proxies by mail may be supplemented by one or more of telephone, e-mail, facsimile or personal solicitation by our directors, officers or regular employees.  No additional compensation will be paid for such services.  We have not engaged, and do not plan to engage, the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners.  Our costs for such services, if any, will not be material.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 31, 2010 with respect to ownership of our outstanding common stock by (i) all persons known to us to beneficially own more than five percent of our outstanding common stock, (ii) each of our directors and nominees for director, (iii) each of our named executive officers, and (iv) all directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Shares Outstanding
Alydar Partners, LLC	830,000	(2)	7.5%
Thompson, Siegel & Walmsley LLC	689,672	(3)	6.2%
Ranger Investment Management L.P.	656,045	(4)	5.9%
Tilman J. Falgout, III	526,610	(5)	4.7%
William M. Sams	522,500	(6)	4.7%
William H. Henderson	305,619	(7)	2.7%
Daniel J. Englander	197,865	(8)	1.8%
Eddie L. Hight	195,947	(9)	1.8%
Jeffrey A. Williams	102,693	(10)	*
John David Simmons	49,979	(11)	*
William A. Swanston	10,250	(12)	*
Robert Cameron Smith	4,550	(13)	*
All directors and executive officers as a group (9 persons)	1,916,013	(14)	16.5%

_____________________________________

*	Less than 1% of outstanding shares.

(1)
"Beneficial ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both, and also includes options that are exercisable within 60 days of July 31, 2010.  Unless otherwise indicated, all of the listed persons have sole voting and investment power over the shares listed opposite their names. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, referred to in this proxy statement as the Exchange Act.  Pursuant to the rules of the Securities and Exchange Commission, referred to in this proxy statement as the SEC, certain shares of our common stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  Applicable percentages are based on 11,609,937 shares of the Company’s common stock outstanding on July 31, 2010, adjusted as required by rules promulgated by the SEC.

(2)
Based on a Schedule 13G/A filed with the SEC on February 16, 2010 by Alydar Capital, LLC, Alydar Partners, LLC, John A. Murphy, Alysheba Fund, L.P., Alysheba QP Fund, L.P., and Alysheba Fund Limited each with an address of 222 Berkeley Street, 17th Floor, Boston, MA  02116.  Alydar Capital, LLC reported beneficial ownership of 178,904 shares over which it has shared voting power and shared dispositive power.  Alydar Partners, LLC reported beneficial ownership of 830,000 shares over which it has shared voting power and shared dispositive power.  John A. Murphy reported beneficial ownership of 830,000 shares over which it has shared voting power and shared dispositive power.  Mr. Murphy disclaims beneficial ownership with respect to these shares.  Alysheba Fund, L.P. reported beneficial ownership of 6,915 shares over which it has sole voting power and sole dispositive power.  Alysheba QP Fund, L.P. reported beneficial ownership of 171,989 shares over which it has sole voting power and sole dispositive power.  Alysheba Fund Limited reported beneficial ownership of 651,096 shares over which it has sole voting power and sole dispositive power.  We make no representation as to the accuracy or completeness of the information reported.

(3)
Based on a Schedule 13G filed with the SEC on February 10, 2010 by Thompson, Siegel & Walmsley LLC with an address of 6806 Paragon Place, Suite 300, Richmond, VA 23230.   The reporting person reported beneficial ownership of 689,672 shares for which it has shared voting power over 155,904 shares, sole voting power over 533,768 shares and sole dispositive power over 689,672 shares.  We make no representation as to the accuracy or completeness of the information reported.

(4)
Based on a Schedule 13G filed with the SEC on April 19, 2010 by Ranger Investment Management, L.P, Ranger Investment Group, LLC, Ranger Capital Group Holdings, L.P., Ranger Capital Group, L.L.C., Jason Christopher Elliott and William Conrad Doenges, each with an address of 300 Crescent Court, Suite 1100, Dallas, TX 75201. Each reporting person reported beneficial ownership of 656,045 shares for which it has shared voting power over 305,925 shares and shared dispositive power over 656,045 shares.  We make no representation as to the accuracy or completeness of the information reported.

(5)
Includes 59,000 shares which Mr. Falgout has the right to acquire within 60 days of July 31, 2010 upon exercise of outstanding stock options and 407,600 shares held by a corporation controlled by Mr. Falgout.

(6)	Includes 22,500 shares which Mr. Sams has the right to acquire within 60 days of July 31, 2010 upon exercise of outstanding stock options.

(7)
Includes 214,682 shares which Mr. Henderson has the right to acquire within 60 days of July 31, 2010 upon exercise of outstanding stock options, 1,874 shares held in the Company’s Employee Stock Purchase Plan and 750 shares held as custodian for minor children.

(8)
Includes 155,165 shares held in a limited partnership of which Mr. Englander is the sole general partner and 15,000 shares which Mr. Englander has the right to acquire within 60 days of July 31, 2010 upon exercise of outstanding stock options.

(9)	Includes 126,000 shares which Mr. Hight has the right to acquire within 60 days of July 31, 2010 upon exercise of outstanding stock options and 90 shares held as a custodian for a minor child.

(10)
Includes 72,000 shares which Mr. Williams has the right to acquire within 60 days of July 31, 2010 upon exercise of outstanding stock options, 1,561 shares held in the Company’s Employee Stock Purchase Plan and 1,531shares held in the Company’s 401(k) Plan.

(11)	Includes 33,750 shares which Mr. Simmons has the right to acquire within 60 days of July 31, 2010 upon exercise of outstanding stock options.

(12)
Includes 6,500 shares held in the Swanston Family Trust of which Mr. Swanston and his spouse are trustees and for which Mr. Swanston shares voting and investment power with his spouse, and 3,750 shares which Mr. Swanston has the right to acquire within 60 days of July 31, 2010 upon exercise of outstanding stock options.

(13)	Includes 3,750 shares which Mr. Smith has the right to acquire within 60 days of July 31, 2010 upon exercise of outstanding stock options.

(14)	Includes 550,432 shares which all current executive officers and directors in the aggregate have the right to acquire within 60 days of July 31, 2010 upon exercise of outstanding options.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Pursuant to our bylaws, our board of directors has set the number of directors for the ensuing year at seven, all of whom are proposed to be elected at the annual meeting of stockholders.  In the event any nominee is unable or declines to serve as a director at the time of the annual meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present board of directors, upon the recommendation of the nominating committee of the board of directors.  Management knows of no current circumstances that would render any nominee named herein unable to accept nomination for election.  Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at the annual meeting at which a quorum is present.

Members of our board of directors are elected annually to serve until the next annual meeting and until their successors are elected and qualified.  The following persons have been nominated for election to our board of directors:

Tilman J. Falgout, III, age 61, has served as a director since September 1992 and as Chairman of our board of directors since May 2004.  Mr. Falgout has also served as our General Counsel since March 1995, as our Executive Vice President from 1995 to May 2002 and as our Chief Executive Officer from May 2002 to October 2007.  Mr. Falgout’s qualifications to serve on the board include his valuable historical perspective given his years of leadership experience with us, as well as his in-depth knowledge of our company and his industry relevant experience.  In addition, Mr. Falgout’s legal expertise is considered valuable to the board.

Daniel J. Englander, age 41, has served as a director since February 2007.  Mr. Englander is the founder and currently the Managing Partner of Ursula Investors, an investment partnership founded in 2004.  From January 2005 to June 2006, Mr. Englander was a partner of Prescott Securities, an investment fund, and from October 1994 to January 2005, he was employed by Allen & Company, an investment merchant bank, most recently as Managing Director.  Mr. Englander is also currently on the board of directors of Copart, Inc., and Ambassadors International, Inc.  Mr. Englander’s qualifications to serve on the board include his financial and investment experience.  He also brings operational and strategic expertise, as well as business development expertise to the board.

William H. Henderson, age 47, has served as a director since September 2002 and as Vice Chairman of our board of directors since May 2004.  Mr. Henderson has also served as our Chief Executive Officer since October 2007 and as our President from May 2002 until October 2007.  From 1999 until May 2002, Mr. Henderson served as Chief Operating Officer of our wholly owned operating subsidiary.  From 1992 until 1998, Mr. Henderson served as General Manager of our wholly owned operating subsidiary.  From 1987 until 1992, Mr. Henderson primarily held positions of District Manager and Regional Manager of our wholly owned operating subsidiary.  Mr. Henderson’s qualifications to serve on the board include his more than 20 years of experience with our company and his in-depth knowledge of our company and its operations.  In addition, Mr. Henderson provides significant industry experience and expertise to the board.

William M. Sams, age 72, has served as a director since March 2005.  Mr. Sams currently manages his personal investments and is a general partner of Marlin Sams Fund, L.P.  From 1981 until 2000, Mr. Sams was the President and Chief Investment Officer of FPA Paramount Fund, Inc., as well as Executive Vice President of both First Pacific Advisors and FPA Perennial Fund, Inc.  He started his career in 1966 in the mutual fund industry.  Mr. Sams is also currently on the board of directors of Unifi, Inc.  Mr. Sams’ qualifications to serve on the board include his finance and investment experience and expertise.

John David Simmons, age 74, has served as a director since August 1986.  Since 1970, Mr. Simmons has been President of Simmons & Associates LLC, a real estate development company, and Management Resource LLC, a management consulting firm. Mr. Simmons has more than 40 years of experience in the automotive field and has been a new car dealer for Ford and General Motors as well as owning a number of “Buy Here Pay Here” dealerships.  Mr. Simmons’ qualifications to serve on the board include his demonstrated leadership and knowledge of financial, operational and strategic issues facing the automotive dealership industry.  In addition, Mr. Simmons provides management and real estate expertise to the board.

William A. Swanston, age 56, has served as a director since October 2006.  Mr. Swanston has held a number of executive level positions with Frito Lay, a division of PepsiCo, Inc., over the course of a 25 year career with Pepsico which ended with his retirement in February 2006. From August 2006 until January 2008, Mr. Swanston was Senior Vice President – Business Transformation of Dean Foods and from January 2008 until March 2009 he was Chief Financial Officer of the DSD Dairy division of Dean Foods. Since March 2009, Mr. Swanston has been Executive Vice President and Chief Financial Officer for Interstate Brands, Inc.  Mr. Swanston also serves as an audit committee member for Interstate Brands, Inc.  Mr. Swanston’s qualifications to serve on the board include his strategy and brand management expertise as well as his financial and operational experience.

Robert Cameron Smith, 59, has served as a director since December 2009.  Mr. Smith is the founder and President of Cameron Smith & Associates, Inc., an executive recruiting firm located in Bentonville, Arkansas that he founding in 1994.  He has 20 years of experience in executive search, beginning with Career Consultants in Southern California before starting his own agency in Los Angeles, California.  He has become a leader in the retail supplier community, and is actively involved in efforts to enhance the technology, international trade opportunities and higher education resources available to world-class companies working in conjunction with major retailers.  Mr. Smith’s qualifications to serve on the board include his recruiting and management selection expertise.

The board of directors recommends a vote FOR each of the seven nominees to our board of directors.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Grant Thornton LLP as our company’s independent registered public accounting firm to audit the consolidated financial statements of our company for the fiscal year ending April 30, 2011.  Grant Thornton LLP served as our independent registered public accounting firm for the fiscal year ended April 30, 2010.

A representative of Grant Thornton LLP is expected to be present at the annual meeting of stockholders, will have an opportunity to make a statement and will be available to respond to appropriate questions that stockholders may have.

Principal Accountant Fees and Services

The aggregate fees billed by Grant Thornton LLP for professional services rendered for the fiscal years ended April 30, 2010 and 2009, respectively, were as follows:

	2010	2009
Audit Fees	$265,055	$266,122
Audit related fees	-	-
Tax fees	5,150	-
All other Fees	-	-
Total Fees	$270,205	$266,122

The audit fees for the years ended April 30, 2010 and 2009 were for the audits of our annual financial statements included in our annual report on Form 10-K, the audit of the effectiveness of our internal control over financial reporting, the review of the financial statements included in our quarterly reports on Form 10-Q and consents for and review of other documents filed with the SEC.

The tax fees for the year ended April 30, 2010 were for consulting and assistance with Internal Revenue Service audits.

Our audit committee has considered whether the provision of non-audit services by Grant Thornton LLP to us is compatible with maintaining such firm’s independence with respect to us and has determined that the provision of the specified non-audit services is consistent with and compatible with Grant Thornton LLP maintaining its independence.  See “Audit Committee Report.”

Policy on Audit Committee Pre-Approval of Services of Independent Auditors

Our audit committee has established policies and procedures regarding pre-approval of all services provided by our independent auditor.  Our audit committee will annually review and pre-approve the services that may be provided by our independent auditor without obtaining specific pre-approval from the audit committee.  Unless a type of service has received general pre-approval, it requires specific pre-approval by our audit committee if it is to be provided by our independent auditor.  During the fiscal year ended April 30, 2010, our audit committee pre-approved all audit and permitted non-audit services that were provided to us by our independent auditors.

Ratification of the Independent Registered Public Accounting Firm

Although stockholder ratification is not required by our bylaws or otherwise, the appointment of Grant Thornton LLP as our company’s independent registered public accounting firm to audit the consolidated financial statements for the fiscal year ending April 30, 2011 is being submitted to our stockholders for ratification because we believe it is a matter of good corporate governance.  In the event our stockholders do not ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2011, the adverse vote will be considered as a recommendation to the audit committee to select other auditors for the following fiscal year.  However, due to the difficulty in making any substitution of auditors after the beginning of the fiscal year, it is contemplated that the appointment of Grant Thornton LLP for the fiscal year ending April 30, 2011 will be permitted to stand unless the audit committee finds other good reason for making a change.  The audit committee may terminate Grant Thornton LLP’s engagement as our company’s independent registered public accounting firm without the approval of our stockholders if it deems termination appropriate and in our best interest and the best interests of our stockholders.

The board of directors recommends a vote FOR the ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2011.

PROPOSAL NO. 3
APPROVAL OF AMENDMENT TO 2007 STOCK OPTION PLAN

On August 27, 2010, the board of directors adopted, subject to stockholder approval, an amendment to the 2007 Stock Option Plan, referred to in this proxy statement as the Option Plan, to increase to 1,500,000 the number of options to purchase our common stock that may be issued under the Option Plan. The amendment to the Option Plan will become effective upon stockholder approval.

The affirmative vote of the holders of a majority of the shares entitled to vote on, and that vote for or against or expressly abstain with respect to, this proposal at the annual meeting, if a quorum is present, shall be the act of the stockholders.

Nature and Purpose of the Option Plan

The Option Plan permits us to grant incentive and non-qualified options to selected employees, directors and independent contractors. The purpose of the Option Plan is to encourage and enable selected employees, directors, and independent contractors to acquire or increase their holdings of our common stock in order to promote a closer identification of their interest with those of the company and our stockholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and stockholder value of the company.

Shares of Stock Subject to the Option Plan

The Option Plan originally provided for the grant of options to purchase up to an aggregate of 1,000,000 shares of common stock.  As of April 30, 2010, 30,000 options to purchase shares of common stock remained available for grant under the Option Plan. Pursuant to Section 12 of the Option Plan, our board of directors approved an amendment to the Option Plan, subject to stockholder approval, to increase the number of shares that may be issued upon the exercise of options issued under the Option Plan from 1,000,000 to 1,500,000. The proposed amendment to increase the number of authorized shares would ensure uninterrupted continuation of the Option Plan.

If there is any change in the shares of our common stock because of a merger, consolidation or reorganization, or if the board of directors declares a stock dividend or stock split distributable in shares of common stock, or if there is a change in our capital stock structure affecting our common stock, the number of shares of common stock reserved for issuance under the Option Plan will be correspondingly adjusted to prevent dilution or enlargement of options granted under the Option Plan.

Option Provisions

Options for shares of common stock granted under the Option Plan are issued at a price not less than the fair market value of the stock on the date of grant (or, in the case of an owner of more than 10% of the total combined voting power of all classes of our stock, 110% of such fair market value).  The term of an option granted under the Option Plan is determined by the compensation committee.  The term of incentive options may not be more than ten (10) years (five (5) years for a 10% owner). Options are subject to vesting restrictions as our compensation committee deems advisable and/or required by applicable law or Federal or state securities laws. The exercise price of options granted under the Option Plan may be paid by cash, delivery of written notice of exercise and irrevocable instructions to a broker to promptly deliver the amount of sale or loan proceeds to pay the exercise price or a combination of the foregoing methods.

Administration

The Option Plan is administered by our compensation committee, and will continue to be so as long as the membership on such committee meets the requirements necessary for awards under the Option Plan to satisfy exemption from the short-swing profit provisions under Rule 16b-3 of the Exchange Act and the performance-based exemption to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to in the proxy statement as the Code. We believe that our compensation committee currently satisfies these requirements. If at any future time the compensation committee fails to meet these requirements, our board of directors will serve in its place. Subject to the provisions of the Option Plan, our compensation committee has plenary authority in its discretion to select the individuals to whom options are awarded, the number of options to be included in each award, the time or times at which options are awarded and the terms, conditions, restrictions and limitations of awards, including vesting restrictions. Our compensation committee has the discretionary authority to interpret the Option Plan and to establish, amend and rescind rules and regulations relating to it.

Term

The effective date of the Option Plan was August 27, 2007 and it will expire on August 27, 2017.

Eligibility

An award of options may be made only to those persons selected by our compensation committee from among our employees, directors and independent contractors or the employees, directors and independent contractors of one of our subsidiaries. As of August 27, 2010, approximately 970 persons were eligible to receive options pursuant to the Option Plan.  In addition, an incentive option may only be granted to our employees or employees of one of our subsidiaries who do not own, immediately before the option grant, stock representing more than 10% of the total combined voting power of all classes of our stock; provided, however, a 10% owner-employee may be granted an incentive option if the option price is at least 110% of the fair market value of the common stock and the option period does not exceed five (5) years.

In making awards of options to participants, our compensation committee takes into account the duties of the respective participants, their present and potential contribution to our success and the success of our subsidiaries, and such other factors as our compensation committee deems relevant in connection with accomplishing the purposes of the Option Plan. Although all of our executive and non-executive officers, employees and directors will be eligible for awards under the Option Plan, as amended, if selected by our compensation committee in its discretion, it is not possible, at this time, to predict the benefits and amounts that will actually be received by all individual participants or groups of participants in the future.

Amendment and Termination of the Option Plan

Our board of directors may at any time amend or terminate the Option Plan and any award granted pursuant to the Option Plan, in whole or in part; provided, however, that to the extent required by applicable law, rule or regulation, any such amendment or termination will be subject to the approval of our stockholders; and provided further, however, that such amendment or termination will not materially adversely affect any outstanding awards unless the affected participant’s written consent is obtained.

Federal Income Tax Consequences

The following discussion of the Federal income tax consequences of the issuance, vesting, payment, sale and forfeiture of options granted under the Option Plan is based on an analysis of the Code, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, a participant may also be subject to state and local tax consequences in the jurisdiction in which he or she works and/or resides.

Incentive Stock Options.  All incentive stock options granted or to be granted under the Option Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Code.

Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor the Company will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of an incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of:

(a)	gain on the sale or other disposition; or

(b)
the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on how long the shares had previously been held on the date of sale or other taxable disposition.

The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in corresponding income tax deduction for us.

The Option Plan permits an optionee to pay all or part of the purchase price for common shares acquired pursuant to exercise of an incentive stock option by transferring to us other shares of our common stock owned by the optionee, and Section 422 of the Code provides that an option will continue to be treated as an incentive stock option if it is exercised in such manner. Upon the exchange, and except as otherwise described herein, no gain or loss is recognized by the optionee upon delivering previously acquired common shares to us as payment of the exercise price. The common shares received by the optionee, equal in number to the previously acquired common shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired common shares. The optionee, however, will not be able to utilize the prior holding period for the purpose of satisfying the incentive stock option statutory holding period requirements. Common shares received by the optionee in excess of the number of previously acquired common shares will have a basis of zero (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid) and a holding period which commences as of the date the common shares are transferred to the optionee upon exercise of the incentive stock option. If the exercise of any incentive stock option is effected using common shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired common shares will be considered a disposition of the common shares for the purpose of determining whether a disqualifying disposition has occurred and, thus, whether ordinary income will be recognized. In such case, the optionee’s basis in the number of new common shares so acquired that is equal to the number of common shares surrendered will be equal to the optionee’s cost basis in the common shares surrendered plus the amount of ordinary income, if any, recognized. The optionee’s basis in the additional number of new common shares received will be zero plus, in the case of payment of the purchase price in a combination of cash and surrendered common shares, the amount of any cash paid. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

Section 424(c) (3) of the Code provides that if “statutory option stock” is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

The excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer’s alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

In general, an option granted under the Option Plan that is designated as an incentive stock option would be taxed as described above. However, in some circumstances an option that is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option that gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the “new option” is considered granted (such as the requirement that the option be granted only to an employee), the option will be treated and taxed as a non-qualified stock option.

Non-Qualified Stock Options.  All options granted or to be granted under the Option Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under Section 422 of the Code.

A participant in the Option Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of grant. However, under the applicable Treasury Regulations, the non-qualified stock options issued under the Option Plan will not have readily ascertainable fair market value unless at the time such options are granted we have similar options actively traded on an established market. We presently have no such actively traded options.

Upon the exercise of a non-qualified stock option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. We are not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. We generally are permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

If an optionee pays the exercise price, in whole or in part, with previously acquired common shares, the participant will recognize ordinary income in the amount which the fair market value of the common shares received exceeds the exercise price. The optionee will not recognize the gain or loss upon delivering the previously acquired common shares to us. Common shares received by an optionee, equal in number to the previously acquired common shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired common shares. Common shares received by an optionee in excess of the number of such previously acquired common shares will have a basis equal to the amount of ordinary compensation income recognized as the result of the exercise of the option plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid. The holding period for the additional common shares will commence as of the date of exercise or such other relevant date.

Withholding.  In connection with the grant, exercise or disposition of stock options, we will withhold all applicable amounts required by federal and state law.  There is no required withholding with respect to the grant, exercise or disposition of incentive stock options, but there will be withholding following the exercise or disposition of non-qualified stock options.

General. The Option Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

The board of directors recommends a vote FOR the amendment to the Option Plan.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors

During our last fiscal year, our board of directors held four meetings.  Each incumbent director attended at least 75% of the aggregate number of meetings held by the board of directors and by the committees of the board of directors on which such director served.

It is the policy of our board of directors that all directors should attend the annual meeting of stockholders unless unavoidably prevented from doing so by unforeseen circumstances.  All directors, with the exception of Mr. Englander, attended the 2009 annual meeting of stockholders.

Board Independence

Our board of directors currently consists of seven members.  Our board of directors has determined that Daniel J. Englander, William M. Sams, John David Simmons, William A. Swanston and Robert Cameron Smith are “independent” as defined by the listing standards of The Nasdaq Stock Market, referred to in this proxy statement as Nasdaq.  Our independent directors meet separately at least twice each year.

Board Leadership Structure

Currently Mr. Henderson serves as Chief Executive Officer and Mr. Falgout serves as Chairman of the Board.  The board of directors currently believes that this leadership structure is advantageous because it allows Mr. Henderson to focus on the management of our business and our day-to-day operations.  However, the board of directors does not have a policy that requires that the positions of Chairman of the Board and Chief Executive Officer be held by different people.  The board of directors believes that this gives it the flexibility to determine that one person should hold both positions if such leadership structure would be in our best interests and the best interests of our stockholders.

The Board’s Role in Risk Oversight

The audit committee reviews and discusses with management our processes and policies with respect to risk assessment and risk management. In addition, our risk oversight process involves the board receiving information from management on a variety of matters, including operations, legal, regulatory, finance, reputation and strategy, as well as information regarding any material risks associated with each matter. The full board (or the appropriate board committee, if the board committee is responsible for the oversight of the matter) receives this information through updates from the appropriate members of management to enable it to understand and monitor the company’s risk management practices. When a board committee receives an update the chairperson of the relevant board committee reports on the discussion to the full board during the next board meeting. This enables the board and the board committees to coordinate the risk oversight role.

Stockholder Communications with the Board of Directors

Our board of directors has implemented a process for stockholders to send communications to our board of directors.  Any stockholder desiring to communicate with our board of directors, or with specific individual directors, may do so by writing to our Secretary at 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712.  Our Secretary has been instructed by our board of directors to promptly forward all such communications to our board of directors or such individual directors.

Committees of the Board of Directors

Our board of directors presently has three standing committees: audit committee, compensation and stock option committee, referred to in this proxy statement as the compensation committee, and nominating committee.  Each of these committees is described below.

Audit Committee

Our audit committee assists our board of directors in overseeing our accounting and financial reporting process and audits for our financial statements.  It is directly responsible for the appointment, compensation, retention and oversight of the work of our registered public accounting firm.  Our audit committee reviews the auditing accountant’s audit of our financial statements and its report thereon, management’s report on our system of internal controls over financial reporting, various other accounting and auditing matters and the independence of the auditing accountants.  The committee reviews and pre-approves all audit and non-audit services performed by our auditing accountants, or other accounting firms, other than as may be allowed by applicable law.  Our audit committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters.  Our audit committee meets with management to review any issues related to matters within the scope of the audit committee’s duties.  The committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.car-mart.com.

Our audit committee presently consists of William A. Swanston, William M. Sams and John David Simmons, Chairman, each of whom is “independent,” as such term is defined by the Nasdaq’s listing standards and Rule 10A-3 of the Exchange Act.  In addition, the board has determined that each audit committee member is able to read and understand fundamental financial statements and, other than strictly in his capacity as a member of our board of directors or a committee of our board of directors, has not participated in preparing our financial statements in any of the past three years.  Our board of directors has determined that William A. Swanston is an “audit committee financial expert,” as defined by the rules of the SEC.  Our audit committee held four meetings during the last fiscal year.  See “Audit Committee Report” for additional information regarding our audit committee.

Compensation Committee

Our compensation committee presently consists of John David Simmons, William M. Sams and Daniel J. Englander, Chairman, each of whom the board of directors has determined to be “independent” as defined by the Nasdaq listing standards. In addition, all compensation committee members are “outside directors” within the meaning of Section 162(m) of the Code, and also “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act.  Our compensation committee assists our board of directors with respect to our compensation programs and compensation of our executive officers and is authorized to administer our equity and non-equity incentive plans.  Our compensation committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.car-mart.com.   Our compensation committee held one meeting during the last fiscal year.  See “Executive Compensation – Compensation Discussion and Analysis – Role of Compensation Committee” for additional information.

Nominating Committee

Our nominating committee presently consists of John David Simmons, William M. Sams, Daniel J. Englander and William A. Swanston, Chairman.  Our nominating committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.car-mart.com.  Nominees for election to our board of directors are considered and recommended by our nominating committee.  Our full board of directors considers the recommendations of the nominating committee and recommends the nominees to our stockholders.  Our nominating committee’s process for identifying and evaluating potential nominees includes soliciting recommendations from our directors and officers and considering nominations from our stockholders.  Absent special circumstances, our nominating committee will continue to nominate qualified incumbent directors whom the nominating committee believes will continue to make important contributions to our board of directors.  While there are no minimum qualifications for nomination, our nominating committee generally requires that nominees be persons of sound ethical character, be able to represent all stockholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful experience and have a general appreciation of the major issues facing us.  In addition, the board of directors believes that it, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee our business.  In seeking a diversity of background, the nominating committee seeks a variety of occupational and personal backgrounds in order to obtain a range of viewpoints and perspectives.  Accordingly, the nominating committee considers the qualifications of directors and director candidates individually and in the broader context of the board’s overall composition and our current and future needs.  In evaluating nominees, and considering incumbent directors for nomination, the nominating committee has considered all of the criteria described above and the nominating committee believes that all of the seven director nominees listed above are highly qualified and have the skills and experience required for service on our board of directors. The biographies above contain specific information regarding the experiences, qualifications and skills of each of our director nominees.  Our nominating committee held one meeting during the last fiscal year.

Stockholder Nominations

Our nominating committee will consider persons recommended by our stockholders in selecting nominees for election.  Our nominating committee does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders because it believes that it can adequately evaluate any such nominee on a case-by-case basis.  However, our nominating committee would consider for possible nomination qualified nominees recommended by stockholders.  Stockholders who wish to propose a qualified nominee for consideration should submit complete information as to the identity and qualifications of that person to our Secretary at 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712.  See “Stockholder Proposals” for information regarding the procedures that must be followed by stockholders in order to submit stockholder proposals, including proposals to nominate director candidates.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been one of our officers or employees.  There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be disclosed in this proxy statement.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to all employees, including executive officers and directors.  A copy of our code was filed as Exhibit 14.1 to our annual report on Form 10-K for the fiscal year ended April 30, 2004.  In the event that we make any amendments to, or grant any waiver from, a provision of the code that requires disclosure under applicable SEC or Nasdaq rules, we will disclose such amendment or waiver and the reasons therefore as required.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the SEC reports of changes in ownership of our common stock held by such persons.  Executive officers, directors and greater than 10% stockholders are also required to furnish us with copies of all forms they file under Section 16(a).  To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the fiscal year ended April 30, 2010, our executive officers, directors and greater than 10% stockholders complied on a timely basis with all Section 16(a) filing requirements applicable to them, except as follows: the Form 4 “Statement of Changes in Beneficial Ownership” filed on November 9, 2009 for Tilman J. Falgout III and reporting one transaction was filed late (transaction occurred on November 4, 2009).

Director Compensation Table

The following table provides certain information concerning compensation for each director during the fiscal year ended April 30, 2010.  Mr. Henderson, who is a member of our board of directors, has been omitted from this table since he received no compensation for serving on our board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)1, 2	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)3	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Daniel J. Englander	$36,000		$36,488				$72,488
William M. Sams	$36,000		$36,488				$72,488
John David Simmons	$60,000		$36,488				$96,488
William A. Swanston	$36,000		$36,488				$72,488
Robert Cameron Smith	$12,000						$12,000
Tilman J. Falgout, III						$166,717	$166,717

___________________
1
In accordance with SEC rules, the amount shown reflects the grant date fair value of stock options granted during the fiscal year ended April 30, 2010 calculated pursuant to Financial Accounting Standards Board Codification (ASC) 718, Compensation – Stock Compensation.  Refer to “Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note K:  Stock-Based Compensation Plans” included in our Annual Report on Form 10-K filed on June 18, 2010 for the relevant assumptions used to determine the valuation of our option awards.

2
The following are the aggregate number of option awards outstanding held by each of our director as of April 30, 2010: Mr. Englander- 11,250; Mr. Sams – 18,750; Mr. Simmons – 30,000; Mr. Swanston – 0; Mr. Smith – 0 and Mr. Falgout – 54,000.

3
All other compensation for Mr. Falgout consists of salary of $150,000 for his services in the area of investor relations, 401k matching contributions of $3,000, disability insurance premiums of $4,907, $8,250 for use of company auto and $560 for a bonus.  Mr. Falgout received no additional compensation for serving as a director.

Discussion of Director Compensation

Effective November 1, 2004, each non-employee director receives a $3,000 monthly retainer.  The chairman of our audit committee receives an additional $2,000 monthly retainer.  Directors who are also our employees do not receive separate compensation for their services as a director.  On the first business day of July in each year, each of our then serving non-employee directors is automatically granted an option under our Option Plan to purchase 3,750 shares of common stock, at an exercise price equal to the fair market value of our common stock on the date of grant.  For the fiscal year ending April 30, 2011 and in subsequent years, the annual stock option grant made to our non-employee directors will occur on the first business day of May and the exercise price will be the closing price on the first business day of May of each year.  These options are vested upon grant and are exercisable for a period of up to ten years from the date of grant or, in the event that a director ceases to be one of our directors for any reason, one year following the date on which such director ceased to be a director, if earlier.

For the fiscal year ended April 30, 2010, Mr. Falgout was paid as an employee of the company for his services in the area of investor relations.  Mr. Falgout received no additional compensation for services as a director.  For the fiscal year ending April 30, 2011, Mr. Falgout will receive payment equal to the board fees paid to each non-employee director (other than the fee paid to the chairman of our audit committee) and receive an option under our Option Plan on July 1, 2010 to purchase 5,000 shares of common stock at an exercise price equal to the fair market value of our common stock on the date of grant.  Mr. Falgout will also receive the use of a company car, full employee benefits, disability insurance and reimbursement of home office expenses.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

Our compensation philosophy is to align the interests of our executive officers with those of our stockholders and induce our executive officers to remain in our employ.  We believe that this is best accomplished by the following:

•	paying executives a base salary commensurate with their backgrounds, industry knowledge, special skill sets and responsibilities;

•	offering incentive cash bonuses conditioned on our consolidated financial results; and

•	making periodic grants of restricted stock and/or stock options.

Our overall goal is to ensure that our executive compensation program and policies are consistent with our strategic business objectives and that we provide incentives for the attainment of those objectives.  We strive to accomplish this goal in the context of a compensation program that includes annual base salary, annual cash incentives and stock ownership.

Role of Compensation Committee

Our compensation committee retains broad flexibility in the administration of our executive compensation program.  We believe this flexibility is critical to retaining key executives.  Our compensation committee is focused on ensuring that executive compensation is directly tied to our economic performance.

Our compensation committee operates under a written charter adopted by our board of directors.  Our compensation committee has several duties and responsibilities, including the following:

•	establish and review our overall executive compensation philosophy;

•	review and approve our goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, including annual performance objectives;

•
on an annual basis, review the compensation and performance of our officers, review and approve corporate goals relevant to the compensation of our Chief Executive Officer and other executive officers, evaluate our Chief Executive Officer’s performance in light of these goals and objectives, evaluate the performance of our other executive officers, and based on such evaluation, approve the annual compensation of our Chief Executive Officer and other executive officers;

•
review the annual compensation discussion and analysis and produce an annual report on executive compensation for inclusion in our annual proxy statement, in accordance with all applicable rules and regulations;

•
as requested by our board of directors, make recommendations to our board of directors with respect to the approval of incentive compensation plans and equity-based incentive plans, and administer such plans;

•
periodically review the policies and criteria for the administration of all executive compensation programs, the operations of the compensation programs and whether they are achieving their intended purposes;

•	monitor compliance by executives with the terms and conditions of our executive compensation plans and programs;

•	establish and periodically review policies in the area of senior management perquisites;

•	review board of director compensation levels and practices periodically, and recommend to our board of directors, from time to time, changes in such compensation levels and practices;

•	review and approve plans and processes for management development and succession; and

•	periodically review and reassess the adequacy of the compensation committee charter and recommend any proposed changes to our board of directors for approval.

For additional information on the duties and responsibilities of our compensation committee, see our compensation committee charter available on our website at www.car-mart.com.

Compensation Process

Our compensation committee reviews and administers our compensation program for each of our named executive officers.  Compensation is typically set at multi year increments in order to help ensure that longer-term results are the primary focus, which we believe is critically important in our industry.  Our compensation committee periodically meets with our Chief Executive Officer, who provides insight into how individual executives are performing.

Employment Agreements

We have employment agreements with all of our named executive officers.  We believe that the employment agreements, which include change-in-control provisions, are necessary to attract and retain executives in light of all relevant factors, which include each officer’s past employment experience, desired terms and conditions of employment, and the strategic importance of their respective positions.  We believe that the change-in-control provisions are necessary to maintain stability among our executive group and that the terms of such provisions are reasonable based on our review of similar provisions for similar companies.  Our compensation committee reviews the employment agreements at the time such agreements are entered into in order to determine current market terms for the particular executive and agreement.  See “Executive Compensation – Employment Agreements” and “Executive Compensation – Change in Control Agreements” for a discussion of the terms of the employment agreements.

Total Compensation and Elements of Compensation

Our principal focus is on total compensation, a significant portion of which is based on each executive’s performance and is not guaranteed.  Although we do informally review what other companies within our industry or other companies of comparable size, growth, performance and complexity are offering to their executives, we believe the appropriate level of compensation is determined through careful consideration of the individual employee and our business goals.  We consider a variety of factors in determining the total compensation for our named executive officers, including their backgrounds, industry knowledge, special skill sets and responsibilities.

Our executive compensation program primarily consists of base salary, annual short-term incentives in the form of cash awards, and long-term incentives in the form of restricted stock and/or stock options.  We also provide certain of our named executive officers with minimal perquisites and personal benefits.  In addition, we provide our named executive officers with the ability to contribute a portion of their earnings to our 401(k) plan.  Our 401(k) plan is available generally to all of our employees.

Base Salary

We offer what we believe to be competitive base salaries to our named executive officers.  The base salary must be sufficient to attract talented executives and provide a secure base of cash compensation.  Due to the relatively small size of our industry and the non-existence of public competitors, we have not engaged in any formal compensation benchmarking studies; however, our base salary levels for our named executive officers are generally set to be competitive in relation to salary levels of executive officers in other companies within our industry or other companies of comparable size, growth, performance and complexity, while also taking into consideration the executive officer’s position, responsibility and special expertise.  Annual base salary increases, typically determined in May of each year, are not assured and adjustments to base salary take into account subjective factors such as the executive’s performance during the prior year, responsibilities and experience.  In fiscal 2010, Mr. Hight and Mr. Williams both received a 12.2% increase in base salary to $210,319 and $204,626, respectively.  In fiscal 2009, Mr. Hight and Mr. Williams both received a 1.3% increase in base salary to $187,455 and $182,389, respectively. These increases represented partial cost of living adjustments. Mr. Henderson did not receive an increase in base salary from the fiscal 2008 levels.  In connection with the amendments to the employment agreements with our named executive officers discussed below, the compensation committee increased the base salaries of the named executive officers beginning in fiscal 2011 as follows: Mr. Henderson- $350,000; Mr. Hight- $250,000; and Mr. Williams- $250,000.  See “Executive Compensation – Employment Agreements” for a discussion of the terms of the employment agreements, as amended.

Economic Profit

During fiscal years 2008, 2009 and 2010, the performance criteria for our named executive officers for their short-term and long-term incentive compensation was economic profit per share, as opposed to profit under generally accepted accounting principals, referred to in this proxy statement as GAAP.  We define economic profit per share as net operating profit after taxes minus the cost of capital (after tax) necessary to generate those profits, divided by the number of fully diluted shares outstanding.  Economic profits are realized only if actual financial results exceed the cost of capital to generate those profits.  Economic profit is neither calculated in accordance with, nor should it be considered an alternative to, GAAP.  However, we believe that maximizing economic profit is important in creating long-term stockholder value and that it provides our stockholders with another meaningful tool to evaluate our performance.  Economic profit was $1.30 per diluted share in fiscal 2010 compared to a revised budget of $.81 per diluted share (60.5% above budget).  The initial economic profit budget for fiscal 2010 was $.68 per diluted share.  Economic profit was $.84 per diluted share in fiscal 2009 compared to a revised budget of $.72 per diluted share (16.7% above budget). The initial economic profit budget for fiscal 2009 was $.54 per diluted share. Economic profit was $.59 per diluted share in 2008 compared to a budget of $.25 per diluted share (136% above budget).

 GAAP Earnings per Share

Effective for fiscal 2011 through fiscal 2015 and for an additional short-term cash incentive granted to our named executive officers for fiscal 2010, the performance criteria for our named executive officers for their short-term and a portion of their long-term incentive compensation is fully diluted GAAP earnings per share.  Because we have fully instituted measures to better monitor operating results, including economic profits, and significant infrastructure investments have been made and have become a standard part of our operations over the last three years, the compensation committee decided to use fully diluted GAAP earnings per share as the measure for incentive compensation.  Using fully diluted GAAP earnings per share will directly align the goals of our named executive officers with our stockholders.  See “Executive Compensation – Employment Agreements” for a discussion of the terms of the employment agreements and the performance criteria for each named executive officer.

Short-Term Incentive Compensation

Our short-term incentive plans for our named executive officers, which are contained in their employment agreements, are intended to drive short-term operating and financial results deemed crucial to our long-term term success.  Our program entails granting annual cash incentive bonuses which are dependent on our performance.  The purpose of the annual cash incentive bonuses paid to our named executive officers is to reflect the breadth of their experience and responsibility, and to make the cash component of their compensation competitive.  These cash incentive bonuses are a material portion of the named executive officers’ overall compensation.  All such cash incentive bonuses are subject to our compensation committee’s discretion to award cash incentives greater than the target if deemed appropriate.  Our compensation committee also administers the calculation of amounts earned under the short-term incentive plans.

For fiscal years 2008, 2009 and 2010, the performance criteria for our short-term incentive plans for our named executive officers were based on attaining certain levels of economic profit per diluted share.  Target payments typically ranged from 10% to 20% of base salary, depending on the named executive officer’s position and our performance as related to our economic profit per share goals.  Our compensation committee set the awards for each named executive officer based on the duration of employment with us, job responsibilities, industry knowledge, special skills and performance.  The performance goals are set at levels that our compensation committee considers attainable, but not assured, and representative of solid operating and financial performance within our industry.  Our compensation committee revised the initial target levels set for the performance goals for fiscal 2009 once (after the completion of fiscal 2008) and twice for fiscal 2010 (after the completion of fiscal 2008 and again at the completion of fiscal 2009).  See “Executive Compensation – Employment Agreements” for a discussion of the performance criteria for each named executive officer.

For fiscal 2010, the compensation committee added an additional short-term incentive bonus for the named executive officers based on the attainment of a specific target for fully diluted GAAP earnings per share of $2.20 for fiscal 2010.  Actual fully diluted earnings per share for fiscal 2010 was $2.27 and, as a result, Mr. Henderson received an additional cash incentive bonus of $60,000, Mr. Hight received an additional cash incentive bonus of $36,000 and Mr. Williams received an additional cash incentive bonus of $30,000.

Effective for fiscal 2011 through fiscal 2015, the performance criteria for our short-term incentive plans for our named executive officers is fully diluted GAAP earnings per share.  Target payments range from 19% to 70% of base salary, depending on the named executive officer’s position and our performance as related to our fully diluted GAAP earnings per share goals.  Our compensation committee set the awards for each named executive officer based on the duration of employment with us, job responsibilities, industry knowledge, special skills and performance.  The performance goals are set at levels that our compensation committee considers attainable, but not assured, and representative of solid operating and financial performance within our industry.  See “Executive Compensation – Employment Agreements” for a discussion of the performance criteria for each named executive officer.

Long-Term Incentive Compensation

Our compensation objective of inducing executives to remain in our employ as well as aligning their interests with those of our stockholders leads us to make periodic equity awards.  These awards provide incentives for our named executive officers to remain with us over the long term and gives the compensation committee additional flexibility to reward superior performance by our named executive officers.  We believe that dependence on equity for a significant portion of a named executive officer’s compensation more closely aligns such executive’s interests with those of our stockholders, since the ultimate value of such compensation is linked directly to our stock price.

We utilize our two equity incentive plans for our long-term incentive compensation, the 2007 Stock Option Plan, referred to in this proxy statement as the Option Plan, and the Stock Incentive Plan, referred to in this proxy statement as the Incentive Plan.  In fiscal 2008, stock options were granted to our named executive officers that were performance-based and, like our short-term incentive compensation, were to be earned by the named executive officer only if we met certain economic profit per share goals.   Our compensation committee revised the initial target levels set for the performance goals for fiscal 2009 once (after the completion of fiscal 2008) and twice for 2010 (after the completion of fiscal 2008 and again at the completion of fiscal 2009). These performance-based stock options vested at 100% on June 18, 2010 based on the attainment of the revised economic profit per share target.  See “Executive Compensation – Employment Agreements” for a discussion of the performance criteria for the long-term incentive compensation of our named executive officers.  In addition, in fiscal 2008, restricted stock awards that vested in equal installments at the end of each of fiscal year 2008, 2009 and 2010 were granted to Mr. Henderson and Mr. Hight.

In fiscal 2010, in connection with the amendments to the employment agreements of our named executive officers, our compensation committee granted the named executive officers restricted stock awards that vest upon the attainment of certain fully diluted GAAP earnings per share goals.  See “Executive Compensation – Employment Agreements” for a discussion of the performance criteria for the long-term incentive compensation of our named executive officers.  In addition, each of the named executive officers were granted stock options that vest in equal installments at the end of each of fiscal year 2011, 2012, 2013, 2014 and 2015.

As discussed below under the section entitled “Executive Compensation - Employment Agreements,” we are prepared to issue significant equity awards to certain key executives as part of our strategy of providing meaningful long-term performance-based incentives for our management team in order to more closely align management’s interest with the interests of our stockholders.

Perquisites and Personal Benefits

Our named executive officers receive additional compensation consistent with our philosophy of hiring and retaining key personnel.  Such perquisites include executive health insurance, automobile allowances, club dues and matching contributions to our 401(k) plan.  See “Executive Compensation – Summary Compensation Table for Fiscal 2010” for the aggregate incremental cost to us during fiscal 2010 of such benefits.  For fiscal 2008, certain amounts included in the “All Other Compensation” column include discretionary amounts paid to the executive officers to defray the income taxes due upon the vesting of restricted stock.  The compensation committee decided to pay these amounts to reward the executive officers for meeting performance goals in a difficult operating environment and to allow them to retain their ownership levels in our common stock.  No such discretionary amounts for tax gross-ups were paid in fiscal 2010 or 2009.

Equity Ownership Guidelines

We have an ownership philosophy, rather than a formal policy, regarding equity ownership by our named executive officers.  The objectives of our philosophy are to instill an ownership mindset among our senior management and to align the interests of our named executive officers with the interests of our stockholders.  The long-term incentive compensation arrangements discussed above are intended to bring the beneficial ownership interests of our named executive officers more in line with our compensation committee’s ownership level expectations.

Deductibility of Executive Compensation

The deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, as amended, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals, has not been a material consideration for our compensation committee due to the levels and types of compensation paid to our named executive officers.

Accounting for Stock-Based Compensation

In accordance with recent SEC rule changes, stock-based compensation expense is computed in accordance with accounting rules that are a part of GAAP as set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718.  The expense related to equity compensation has been and will continue to be a material consideration in our overall compensation program.

Risk Considerations in our Compensation Program

The compensation committee is responsible for reviewing and overseeing the compensation and other benefits structure applicable to our employees generally.  We do not believe that our compensation policies and practices for our employees give rise to risks that are reasonably likely to have a material adverse effect on our company.  In reaching this conclusion, we considered the following factors:

•	Our compensation program is designed to provide a combination of both fixed and variable incentive compensation.

•
The variable portions of compensation are designed to reward both annual performance and longer term performance.  We believe this lessens any incentive for short term risk taking that could be detrimental to our company’s long-term best interests.

•	A significant portion of our management’s compensation is based on the performance of our company as a whole.

Summary Compensation Table for Fiscal Years 2010, 2009, and 2008

The following table provides certain information concerning compensation earned for services rendered in all capacities by our principal executive officer, principal financial officer and one other executive officer during the fiscal years ended April 30, 2010, 2009 and 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)1	Stock Awards ($)2	Option Award ($)2	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)3	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
William H. Henderson Chief Executive Officer	2010 2009 2008	$300,000 $300,000 $300,000	$42,523 $69,204 $150,053	$244,700 - $476,000	$2,828,880 - $1,612,800	$120,000 $60,000 $60,000	- - -	$17,521 $9,989 $154,765	$3,553,624 $439,193 $2,753,618
Jeffrey A. Williams Chief Financial Officer and Secretary	2010 2009 2008	$204,626 $182,389 $180,000	- - -	$122,350 - -	$1,414,440 - $645,120	$60,000 $30,000 $30,000	- - -	$26,545 $8,175 $36,712	$1,827,961 $220,564 $891,832
Eddie L. Hight Chief Operating Officer	2010 2009 2008	$210,319 $187,455 $185,000	$26,574 $43,252 $60,035	$122,350 - $297,500	$1,414,440 - $967,680	$72,000 $36,000 $36,000	- - -	$32,817 $12,652 $96,164	$1,878,500 $279,359 $1,642,379

_________________
1In fiscal 2010 and 2009, respectively, $42,523 and $69,204 was paid to Mr. Henderson and $26,574 and $43,252 was paid to Mr. Hight to partially defray income taxes due upon the vesting of restricted stock in accordance with their respective Employment Agreements. In 2008, $96,053 was paid to Mr. Henderson and $60,035 was paid to Mr. Hight to partially defray income taxes due upon the vesting of restricted stock in accordance with their respective Employment Agreements.  In addition, a $54,000 discretionary bonus was paid to Mr. Henderson in fiscal year 2008 which was awarded by the Compensation Committee as a partial equalization measure for past service at the time of Mr. Henderson’s promotion to Chief Executive Officer.
2In accordance with SEC rules, the amounts shown reflect grant date fair value of the awards calculated pursuant to Financial Accounting Standards Board Codification (ASC) 718, Compensation – Stock compensation.  Refer to “Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note K:  Stock-Based Compensation Plans” included in our Annual Report on Form 10-K filed on June 18, 2010 for the relevant assumptions used to determine the valuation of our option awards.  Performance based awards are reflected assuming the performance criteria are met and awards become 100% vested.
3These amounts include matching contributions to our 401(k) plan, payment of  insurance premiums, reimbursement of expenses under our executive health insurance plan, use of company automobile, and  payment of club dues as follows: For fiscal 2010, Mr. Henderson - $6,263 for use of company automobile, $6,540 for club dues, $692 for matching contributions to our 401(k) plan, $380 for insurance premiums, $970 for Christmas bonus and $2,676 for reimbursement of expenses under our executive health insurance plan; Mr. Williams - $2,933 for use of company automobile, $3,376 for club dues, $4,092 for matching contributions to our 401(k) plan, $437 for insurance premiums, $540 for Christmas bonus and $15,167 for reimbursement of expenses under our executive health insurance plan; Mr. Hight - $5,983 for use of company automobile, $6,540 for club dues, $6,195 for matching contributions to our 401(k) plan, $437 for insurance premiums, $750 for Christmas bonus and $12,912 for reimbursement of expenses under our executive health insurance plan.

Our named executive officers are entitled to all benefits generally made available to our employees, including the eligibility to participate in our 401(k) plan.  Our 401(k) plan is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, referred to in this proxy statement as the Code.  In general, all of our employees who are at least 21 years of age are eligible to participate in our 401(k) plan one year following the date they were hired.  Our 401(k) plan includes a salary deferral arrangement pursuant to which the participants may contribute up to the maximum amount permitted by the Code.  We may make both matching and additional contributions, subject to certain Code limitations, at the discretion of our board of directors.  A separate account is maintained for each participant in our 401(k) plan.  The portion of a participant’s account attributable to his or her own contributions is 100% vested.  Distributions from our 401(k) plan may be made in the form of a lump sum cash payment or, for required minimum distribution, in installment payments.

Grants of Plan-Based Awards during Fiscal 2010

The following table provides certain information concerning the grants of plan-based awards for each named executive officer during fiscal year 2010.

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j) 8	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l) 9
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g) 7	Maximum (#) (h)
	11/27/09					10,000					$244,700
	11/27/09								240,000	$24.47	$2,828,880
			$60,0001
William H.		$83,7502	$125,0002	$166,2502
Henderson		$92,1253	$137,5003	$182,8753
		$101,3384	$151,2504	$201,1634
		$111,4715	$166,3755	$221,2795
		$122,6196	$183,0136	$243,4076
	11/27/09					5,000					$122,350
	11/27/09								120,000	$24.47	$1,414,440
			$30,0001
Jeffrey A.		$46,9002	$70,0002	$93,1002
Williams		$51,5903	$77,0003	$102,4103
		$56,7494	$84,7004	$112,6514
		$62,4245	$93,1705	$123,9165
		$68,6666	$102,4876	$136,3086
	11/27/09					5,000					$122,350
	11/27/09								120,000	$24.47	$1,414,440
			$36,0001
		$46,9002	$70,0002	$93,1002
Eddie L. Hight		$51,5903	$77,0003	$102,4103
		$56,7494	$84,7004	$112,6514
		$62,4245	$93,1705	$123,9165
		$68,6666	$102,4876	$136,3086

___________________
1   These amounts represent the cash incentive bonus payment that was made to the named executive officers pursuant to their amended employment agreements based upon the achievement of our fully diluted GAAP earnings per share projection of $2.20 for fiscal 2010.  These amounts are reflected in summary compensation table under “Non-Equity Incentive Plan Compensation”.
2 These amounts represent the threshold, target and maximum amounts of potential cash incentive bonus payments that may be made to the named executive officers for fiscal 2011 based upon attainment of our projected fully diluted GAAP earnings per share for such fiscal year pursuant to their amended employment agreements.
3 These amounts represent the threshold, target and maximum amounts of potential cash incentive bonus payments that may be made to the named executive officers for fiscal 2012 based upon attainment of our projected fully diluted GAAP earnings per share for such fiscal year pursuant to their amended employment agreements.
4 These amounts represent the threshold, target and maximum amounts of potential cash incentive bonus payments that may be made to the named executive officers for fiscal 2013 based upon attainment of our projected fully diluted GAAP earnings per share for such fiscal year pursuant to their amended employment agreements.
5 These amounts represent the threshold, target and maximum amounts of potential cash incentive bonus payments that may be made to the named executive officers for fiscal 2014 based upon attainment of our projected fully diluted GAAP earnings per share for such fiscal year pursuant to their amended employment agreements.
6 These amounts represent the threshold, target and maximum amounts of potential cash incentive bonus payments that may be made to the named executive officers for fiscal 2015 based upon attainment of our projected fully diluted GAAP earnings per share for such fiscal year pursuant to their amended employment agreements.
7 Restricted stock granted to the named executive officers under the Incentive Plan in connection with their amended employment agreements.  The shares will vest on April 30, 2015 if we attain at least 70% of our cumulative projected fully diluted GAAP earnings per share for the period commencing on May 1, 2010 and ending on April 30, 2015.
8 Stock options granted to the named executive officers under the Option Plan in connection with their amended employment agreements.  The options will vest in equal installments on each of April 30, 2011, April 30, 2012, April 30, 2013, April 30, 2014 and April 30, 2015.
9 In accordance with SEC rules, the amounts shown reflect grant date fair value of the awards calculated pursuant to Financial Accounting Standards Board Codification (ASC) 718, Compensation – Stock Compensation.  Refer to “Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note K:  Stock-Based Compensation Plans” included in our Annual Report on Form 10-K filed on June 18, 2010 for the relevant assumptions used to determine the valuation of our option award.

Employment Agreements

In August 2007, we entered into employment agreements with each of our named executive officers and in November 2009, we entered into amendments to such employment agreements.  The following is a discussion of the employment agreements related to the compensation earned by and paid to our named executive officers for fiscal 2010 and the compensation of our named executive officers for fiscal 2011 through fiscal 2015.

Each of the employment agreements with our named executive officers contains an agreement not to compete, which covers the term of employment and one year thereafter, a covenant against the solicitation of employees and customers, which covers the term of employment and one year thereafter, a provision against the use and disclosure of trade secrets, which covers the term of employment and an indefinite period thereafter, and a provision against the use and disclosure of confidential information, which covers the term of employment and two years thereafter.

William H. Henderson.  Pursuant to his employment agreement dated August 27, 2007, Mr. Henderson agreed to serve as a senior executive officer of our operating subsidiary for a term ending on April 30, 2010.  Mr. Henderson was entitled to a base annual salary of $300,000, or such higher annual salary approved by our board of directors.  Mr. Henderson has the right to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by our operating subsidiary.  In addition, Mr. Henderson was entitled to earn an annual incentive bonus during the term beginning May 1, 2007 and ending April 30, 2010.  Such bonus ranged between $40,000 to $60,000 per fiscal year, was based upon our economic profit per share, and depended on us attaining a minimum of 85% of our projected economic profit per share, in which case a $40,000 incentive bonus would be paid, and increased ratably up to 115% of our projected economic profit per share, in which case a $60,000 incentive bonus would be paid.  Mr. Henderson received a $60,000 incentive bonus for fiscal 2010.

Pursuant to his employment agreement, Mr. Henderson received 40,000 shares of restricted stock pursuant to our Incentive Plan, which shares vested in equal installments at the end of fiscal 2008, 2009 and 2010.  In addition, we are required to make a cash payment to Mr. Henderson in an amount equal to 32% of the fair market value of such restricted shares on the respective vesting dates to defray taxes.

Pursuant to his employment agreement, Mr. Henderson also received non-qualified stock options to purchase 180,000 shares of our common stock pursuant to our Option Plan, with the vesting of such options subject to the attainment of our projected economic profit per share over the three fiscal years ending April 30, 2010.  If we attained 115% or 100% of our projected economic profit per share, 180,000 or 150,000 options would vest, respectively.  No options vested unless we attained at least 85% of the applicable fiscal year’s projected economic profit per share; provided, however, “give-backs and claw-backs” applied to the vesting of the options.  For example, if we attained 70% of our projected economic profit per share in year one and then attained 120% of the projection in year two, Mr. Henderson would receive 94% of the two year total of options.  Also, if we attain 90% and 75% of projected economic profit per share in year one and two, respectively, then the options vested in year one would be forfeited after year two since the two-year average is less than 85%.  The stock option grant was made on the date of the 2007 annual meeting of stockholders and 180,000 options vested for Mr. Henderson on June 18, 2010, the date that we filed our annual report on Form 10-K for the fiscal year that ended April 30, 2010, based on the attainment of 115% of our projected economic profit per share.

The amendment to Mr. Henderson’s employment agreement extended the term of the agreement to April 30, 2015 and, effective as of May 1, 2010, increased his base annual salary to $350,000, or such higher annual salary approved by our board of directors.  The amendment to Mr. Henderson’s employment agreement also provided for an additional cash incentive bonus of $60,000 if we met or exceeded our fully diluted GAAP earnings per share projection of $2.20 for the period beginning May 1, 2009 and ending April 30, 2010.  Actual fully diluted GAAP earnings per share for fiscal 2010 was $2.27 and, as a result Mr. Henderson received this additional $60,000 incentive bonus for fiscal 2010.

In addition, pursuant to the amendment to his employment agreement, Mr. Henderson is entitled to earn an annual incentive bonus during the term beginning May 1, 2010 and ending April 30, 2015.  Such incentive bonus will be based upon the attainment of our projected fully diluted GAAP earnings per share for each fiscal year.  Mr. Henderson’s bonus potential is $125,000, $137,500, $151,250, $166,375 and $183,013 for fiscal years 2011, 2012, 2013, 2014 and 2015, respectively.  If our actual fully diluted GAAP earnings per share equals 95-99% of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year will be the bonus potential for such year multiplied by 0.67.  If our actual fully diluted GAAP earnings per share equals 100-104% of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year will be the bonus potential for such year multiplied by 1.0.  If our actual fully diluted GAAP earnings per share equals 105% or more of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year will be the bonus potential for such year multiplied by 1.33.

Pursuant to the amendment to his employment agreement, Mr. Henderson also received 10,000 shares of restricted stock pursuant to our Incentive Plan, which shares will vest on April 30, 2015 if we attain at least 70% of our cumulative projected fully diluted GAAP earnings per share for the period commencing on May 1, 2010 and ending on April 30, 2015.  Mr. Henderson also received, pursuant to our Option Plan, non-qualified stock options to purchase 240,000 shares of our common stock, which options vest in equal installments (48,000 options) on each of April 30, 2011, April 30, 2012, April 30, 2013, April 30, 2014 and April 30, 2015.

Pursuant to the terms of his employment agreement, as amended, if we terminate Mr. Henderson without cause (as defined in the employment agreement) and not in connection with a change in control, Mr. Henderson’s base salary will continue to be payable through the term of the employment agreement, Mr. Henderson will be paid, within 60 days after termination, the pro rata portion of any bonus earned through the date of termination, and all unvested restricted stock and stock options will immediately vest in full without regard to the achievement of any applicable performance goals.  Assuming Mr. Henderson was terminated on April 30, 2010, and using the closing market price of our common stock on April 30, 2010 of $25.33, the estimated payment amount would have been $2,290,911.

Eddie L. Hight.  Pursuant to his employment agreement dated August 27, 2007, Mr. Hight agreed to serve as a senior executive officer of our operating subsidiary for a term ending on April 30, 2010.  Mr. Hight was entitled to a base annual salary of $185,000, or such higher annual salary approved by our board of directors.  Mr. Hight has the right to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by our operating subsidiary.  In addition, Mr. Hight was entitled to earn an annual incentive bonus during the term beginning May 1, 2007 and ending April 30, 2010.  Such bonus ranged between $24,000 to $36,000 per fiscal year, was based upon our economic profit per share, and depended on us attaining a minimum of 85% of our projected economic profit per share, in which case a $24,000 bonus would be paid, and increased ratably up to 115% of our projected economic profit per share, in which case a $36,000 incentive bonus would be paid.  Mr. Hight received a $36,000 incentive bonus for fiscal 2010.

Pursuant to his employment agreement, Mr. Hight received 25,000 shares of restricted stock pursuant to our Incentive Plan, which shares vested in equal installments at the end of fiscal 2008, 2009 and 2010.  In addition, we are required to make a cash payment to Mr. Hight in an amount equal to 32% of the fair market value of such restricted shares on the respective vesting dates to defray taxes.

Pursuant to his employment agreement, Mr. Hight also received non-qualified stock options to purchase 108,000 shares of our common stock pursuant to our Option Plan, with the vesting of such options subject to the attainment of our projected economic profit per share over the three fiscal years ending April 30, 2010.  If we attained 115% or 100% of our projected economic profit per share, 108,000 or 90,000 options would vest, respectively.  No options vested unless we attained at least 85% of the applicable fiscal year’s projected economic profit per share; provided, however, “give-backs and claw-backs” applied to the vesting of the options.  For example, if we attained 70% of our projected economic profit per share in year one and then attained 120% of the projection in year two, Mr. Hight would receive 94% of the two year total of options.  Also, if we attain 90% and 75% of projected economic profit per share in year one and two, respectively, then the options vested in year one would be forfeited after year two since the two-year average is less than 85%.  The stock option grant was made on the date of the 2007 annual meeting of stockholders and 108,000 options vested for Mr. Hight on June 18, 2010, the date that we filed our annual report on Form 10-K for the fiscal year that ended April 30, 2010, based on the attainment of 115% of our projected economic profit per share.

The amendment to Mr. Hight’s employment agreement extended the term of the agreement to April 30, 2015 and,

effective as of May 1, 2010, increased his base annual salary to $250,000, or such higher annual salary approved by our board of directors.  The amendment to Mr. Hight’s employment agreement also provided for an additional cash incentive bonus of $36,000 if we met or exceeded our fully diluted GAAP earnings per share projection of $2.20 for the period beginning May 1, 2009 and ending April 30, 2010.  Actual fully diluted GAAP earnings per share for fiscal 2010 was $2.27 and, as a result Mr. Hight received this additional $36,000 incentive bonus for fiscal 2010.

In addition, pursuant to the amendment to his employment agreement, Mr. Hight is entitled to earn an annual incentive bonus during the term beginning May 1, 2010 and ending April 30, 2015.  Such incentive bonus will be based upon the attainment of our projected fully diluted GAAP earning per share for each fiscal year.  Mr. Hight’s bonus potential is $70,000, $77,000, $84,700, $93,170 and $102,487 for fiscal years 2011, 2012, 2013, 2014 and 2015, respectively.  If our actual fully diluted GAAP earnings per share equals 95-99% of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year will be the bonus potential for such year multiplied by 0.67.  If our actual fully diluted GAAP earnings per share equals 100-104% of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year will be the bonus potential for such year multiplied by 1.0.  If our actual fully diluted GAAP earnings per share equals 105% or more of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year will be the bonus potential for such year multiplied by 1.33.

Pursuant to the amendment to his employment agreement, Mr. Hight also received 5,000 shares of restricted stock pursuant to our Incentive Plan, which shares will vest on April 30, 2015 if we attain at least 70% of our cumulative projected fully diluted GAAP earnings per share for the period commencing on May 1, 2010 and ending on April 30, 2015.  Mr. Hight also received, pursuant to our Option Plan, non-qualified stock options to purchase 120,000 shares of our common stock, in which options vest in equal installments (24,000 options) on each of April 30, 2011, April 30, 2012, April 30, 2013, April 30, 2014 and April 30, 2015.

Pursuant to the terms of his employment agreement, as amended, if we terminate Mr. Hight without cause and not in connection with a change in control, Mr. Hight’s base salary will continue to be payable through the term of the employment agreement, Mr. Hight will be paid, within 60 days after termination, the pro rata portion of any bonus earned through the date of termination, and all unvested restricted stock and stock options will immediately vest in full without regard to the achievement of any applicable performance goals.  Assuming Mr. Hight was terminated on April 30, 2010, and using the closing market price of our common stock on April 30, 2010 of $25.33, the estimated payment amount would have been $1,520,456.

Jeffrey A. Williams.  Pursuant to his employment agreement dated August 27, 2007, Mr. Williams agreed to serve as a senior executive officer of our operating subsidiary for a term ending on April 30, 2010.  Mr. Williams was entitled to an annual salary of $180,000, or such higher annual salary approved by our board of directors.  Mr. Williams has the right to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by our operating subsidiary.  In addition, Mr. Williams was entitled to earn an annual incentive bonus during the term beginning May 1, 2007 and ending April 30, 2010.  Such bonus ranged between $20,000 to $30,000 per fiscal year, was based upon our economic profit per share, and depended on us attaining a minimum of 85% of our projected economic profit per share, in which case a $20,000 bonus would be paid, and increased ratably up to 115% of our projected economic profit per share, in which case a $30,000 incentive bonus would be paid.  Mr. Williams received a $30,000 incentive bonus for fiscal 2010.

Pursuant to his employment agreement, Mr. Williams also received non-qualified stock options to purchase 72,000 shares of our common stock pursuant to our Option Plan, with the vesting of such options subject to the attainment of our projected economic profit per share over the three fiscal years ending April 30, 2010.  If we attained 115% or 100% of our projected economic profit per share, 72,000 or 60,000 options would vest, respectively.  No options vested unless we attained at least 85% of the applicable fiscal year’s projected economic profit per share; provided, however, “give-backs and claw-backs” applied to the vesting of the options.  For example, if we attained 70% of our projected economic profit per share in year one and then attained 120% of the projection in year two, Mr. Williams would receive 94% of the two year total of options.  Also, if we attain 90% and 75% of projected economic profit per share in year one and two, respectively, then the options vested in year one would be forfeited after year two since the two-year average is less than 85%.  The stock option grant was made on the date of the 2007 annual meeting of stockholders and 72,000 options vested for Mr. Williams on June 18, 2010, the date that we filed our annual report on Form 10-K for the fiscal year that ended April 30, 2010, based on the attainment of 115% of our projected economic profit per share.

The amendment to Mr. Williams’ employment agreement extended the term of the agreement to April 30, 2015 and, effective as of May 1, 2010, increased his base annual salary to $250,000, or such higher annual salary approved by our board of directors.  The amendment to Mr. Williams’ employment agreement also provided for an additional cash incentive bonus of $30,000 if we met or exceeded our fully diluted GAAP earnings per share projection of $2.20 for the period beginning May 1, 2009 and ending April 30, 2010.  Actual fully diluted GAAP earnings per share for fiscal 2010 was $2.27 and, as a result Mr. Williams received this additional $30,000 incentive bonus for fiscal 2010.

In addition, pursuant to the amendment to his employment agreement, Mr. Williams is entitled to earn an annual incentive bonus during the term beginning May 1, 2010 and ending April 30, 2015.  Such incentive bonus will be based upon the attainment of our projected fully diluted GAAP earning per share for each fiscal year.  Mr. Williams’ bonus potential is $70,000, $77,000, $84,700, $93,170 and $102,487 for fiscal years 2011, 2012, 2013, 2014 and 2015, respectively.  If our actual fully diluted GAAP earnings per share equals 95-99% of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year will be the bonus potential for such year multiplied by 0.67.  If our actual fully diluted GAAP earnings per share equals 100-104% of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year will be the bonus potential for such year multiplied by 1.0.  If our actual fully diluted GAAP earnings per share equals 105% or more of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year will be the bonus potential for such year multiplied by 1.33.

Pursuant to the amendment to his employment agreement, Mr. Williams also received 5,000 shares of restricted stock pursuant to our Incentive Plan, which shares will vest on April 30, 2015 if we attain at least 70% of our cumulative projected GAAP earnings per share for the period commencing on May 1, 2010 and ending on April 30, 2015.  Mr. Williams also received, pursuant to our Option Plan, non-qualified stock options to purchase 120,000 shares of our common stock, which options vest in equal installments (24,000 options) on each of April 30, 2011, April 30, 2012, April 30, 2013, April 30, 2014 and April 30, 2015.

Pursuant to the terms of his employment agreement, as amended, if we terminate Mr. Williams without cause and not in connection with a change in control, Mr. Williams’ base salary will continue to be payable through the term of the employment agreement, Mr. Williams will be paid, within 60 days after termination, the pro rata portion of any bonus earned through the date of termination, and all unvested restricted stock and stock options will immediately vest in full without regard to the achievement of any applicable performance goals.  Assuming Mr. Williams was terminated on April 30, 2010, and using the closing market price of our common stock on April 30, 2010 of $25.33, the estimated payment amount would have been $1,520,456.

Stock Plans

2007 Stock Option Plan.  In August 2007, our board of directors adopted the 2007 Stock Option Plan, referred to in this proxy statement as the Option Plan, which was subsequently approved by our stockholders at our 2007 annual meeting of stockholders.  The Option Plan sets aside 1,000,000 shares of our common stock for option grants to employees, directors and certain independent contractors, consultants and advisors at a price not less than the fair market value of our common stock on the date of grant or the par value per share of our common stock.  Options may be exercised in whole or in part, but in no event later than ten years from the date of grant with respect to incentive options.  Any incentive option granted to an individual who owns more than 10% of the total combined voting of all classes of our stock or the stock of one of our subsidiaries may not be purchased at a price less than 110% of the fair market value on the date of grant, and no such option may be exercised more than five years from the date of grant.  At April 30, 2010, there were 30,000 shares of common stock available for grant under the Option Plan.  480,000 options were granted to our named executive officers under the Option Plan during fiscal 2010.  The Option Plan expires in August 2017.  See “Proposal No. 3 – Approval of Amendment to 2007 Stock Option Plan” for information regarding the proposal to increase the authorized shares issuable under the Option Plan to 1,500,000.

1997 Stock Option Plan.  In July 1997, our board of directors adopted the 1997 Stock Option Plan, referred to in this proxy statement as the 1997 Plan, which was subsequently approved by our stockholders at our 1997 annual meeting of stockholders.  The 1997 Plan set aside 1,500,000 shares of our common stock for grants to employees, directors and certain advisors at a price not less than fair market value of our common stock on the date of grant.  The options vest upon issuance.  The purchase price of the shares purchased upon exercise must be equal to 100% of the market price on the date of grant; provided, that the purchase price of stock delivered upon the exercise of a qualified incentive stock option granted to a ten percent owner must not be less than 110% of the market price on the date of grant.  Options granted pursuant to the 1997 Plan will expire five to ten years from the date of grant.  The 1997 Plan expired in July 2007 and at April 30, 2010 there were no shares of common stock available for grant under the 1997 Plan.

Stock Incentive Plan.  In August 2005, our board of directors adopted the Incentive Plan, which was subsequently approved by our stockholders at our 2005 annual meeting of stockholders.  The Incentive Plan originally set aside 150,000 shares of our common stock for grants to our employees, officers and directors.  Our stockholders approved an amendment to the Incentive Plan on October 14, 2009 to increase the number of shares available under the Incentive Plan by 200,000 shares to 350,000 shares.  Shares granted under the Incentive Plan have full voting rights prior to the date of vesting, if any; however, holders of any unvested shares must execute an irrevocable proxy granting us the right to vote such shares until the shares vest.  At April 30, 2010, there were 187,111 shares of common stock available for grant under the Incentive Plan. 20,000 shares of restricted stock were granted to our named executive officers under the Incentive Plan during fiscal 2010.  The Incentive Plan will expire pursuant to its terms in August 2015.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table provides certain information concerning the outstanding equity awards for each named executive officer as of April 30, 2010.  The number of options held as of April 30, 2010 includes options granted under the 1997 Stock Option Plan and the 2007 Stock Option Plan.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable1	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)2	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)3
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
William H. Henderson	10,682			$6.59	03/28/12
	24,000			$23.75	12/08/14
	180,000			$11.90	10/16/17
		240,000		$24.47	11/26/19			10,000	$253,300
Jeffrey A. Williams	72,000			$11.90	10/16/17
		120,000		$24.47	11/26/19			5,000	$126,650
Eddie L. Hight	18,000			$23.75	12/08/14
	108,000			$11.90	10/16/17
		120,000		$24.47	11/26/19			5,000	$126,650
____________________
1 These options vest in equal installments on each of April 30, 2011, April 30, 2012, April 30, 2013, April 30, 2014 and April 30, 2015.
2 These restricted shares vest on April 30, 2015 if we attain at least 70% of our cumulative projected fully diluted GAAP earnings per share for the period commencing on May 1, 2010 and ending on April 30, 2015.
3 Amounts are calculated by using the closing market price of our common stock on April 30, 2010 of $25.33.

Option Exercises and Stock Vested during Fiscal 2010

The following table provides certain information concerning the option exercises and stock awards vested for each named executive officer during the fiscal year ended April 30, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)1
(a)	(b)	(c)	(d)	(e)
William H. Henderson	-	-	13,333	$337,725
Jeffrey A. Williams	-	-	-	-
Eddie L. Hight	-	-	8,334	$211,100
____________________
1 Amounts are calculated by using the closing market price of our common stock on April 30, 2010 (the date of vesting) of $25.33.

Change in Control Agreements

The employment agreements with our named executive officers contain change in control provisions entitling them, upon the occurrence of certain events, to a portion of their base salary and the immediate vesting of stock options and restricted stock.  Under the terms of the employment agreements, a change in control generally means the following:

•
the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) of ownership of our stock that, together with stock held by such person, constitutes more than 50% of the total fair market value or total voting power of our stock;

•
the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) during the twelve-month period ending on the date of the most recent acquisition by such person of ownership of our stock possessing 35% or more of the total voting power of our stock;

•
the replacement of a majority of the members of our board of directors during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors prior to the date of the appointment or election; or

•
the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) during the twelve-month period ending on the date of the most recent acquisition by such person of our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately prior to such acquisition.

In the event of a change in control while the named executive officer is still employed under his employment agreement, on the date the change in control becomes effective, we must pay the named executive officer a lump sum cash payment equal to 2.99 times the “base amount” (as defined by Section 280G of the Code) with respect to his compensation and all unvested restricted stock and stock options previously granted vest in full, without regard to the achievement of any applicable performance goals.  Such payments are referred to in this proxy statement as change in control payments.  If, prior to the change in control, we terminate the named executive officer without cause in connection with the change in control, then, for purposes of his change in control payments, such named executive officer will be treated as being employed on the date the change in control becomes effective.  Any change in control payments will be in addition to any other rights and benefits for which the named executive officer is eligible.  If it is determined that any payment made in connection with a change in control or termination thereafter would be subject to excise taxes, the named executive officer will be entitled to receive a one-time additional payment in an amount reasonably determined by an independent accounting firm to be equal to such excise tax.  Payments are payable even if such named executive officer is not eligible for termination benefits under his employment agreement.  In the event of any underpayment of such amount, the amount of such underpayment will be promptly paid by us.  In the event of any overpayment, the named executive officer will, at our direction and expense, take steps as are reasonably necessary to correct such overpayment; provided, however, that the named executive officer will in no event be obligated to return to us an amount greater than the net after-tax portion of the overpayment and the applicable provisions of the employment agreement will be interpreted in a manner consistent with the intent of making the named executive officer whole, on an after-tax basis.

Assuming that (1) a change in control occurred on April 30, 2010, and (2) the named executive officers were not terminated in connection with the change in control, and using the closing market price of our common stock on April 30, 2010 of $25.33, the estimated payment amounts would have been as follows: $2,501,966 for Mr. Henderson; $1,501,473 for Mr. Hight; and $1,164,505 for Mr. Williams.  Assuming that (1) a change in control occurred on April 30, 2010, and (2) prior to the change in control the named executive officers were terminated without cause in connection with the change in control, and using the closing market price of our common stock on April 30, 2010 of $25.33, the estimated payment amounts would have been as follows: $4,601,966 for Mr. Henderson; $3,001,473 for Mr. Hight; and $2,664,505 for Mr. Williams.

If a named executive officer is a “specified employee” within the meaning of Section 409A of the Code, any benefits or payments that constitute a “deferral of compensation” under the Section 409A of the Code, become payable as a result of the named executive officer’s termination for reasons other than death, and become due under the employment agreement during the first six months after termination of employment will be delayed and all such delayed payments will be paid to such named executive officers in full in the seventh month after the date of termination and all subsequent payments will be paid in accordance with their original payment schedule.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

For the fiscal year ended April 30, 2010, there were no transactions with related persons required to be disclosed in this proxy statement.

In accordance with our audit committee charter, our audit committee is responsible for reviewing and approving, or rejecting, any transactions with “related persons” as defined by SEC rules and any potential conflicts of interest between us and any third party.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information concerning securities authorized for issuance under equity compensation plans as of April 30, 2010.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) 1
Equity compensation plans approved by security holders	1,110,397	$19.24	395,0442
Equity compensation plans not approved by security holders	-	-	-
Total	1,110,397	$19.24	395,0442
____________________
1  On August 27, 2010 the board of directors adopted, subject to stockholder approval, an amendment to the Option Plan to increase by 500,000 the number of options to purchase our common stock that may be issued under the Option Plan.
2  Amount includes 187,111 shares that can be awarded as restricted stock under the Incentive Plan, 30,000 shares that are available under the Option Plan and 177,933 shares that are available under our 2006 Employee Stock Purchase Plan

AUDIT COMMITTEE REPORT

In accordance with the written charter adopted by our board of directors, a copy of which is available on our website, the audit committee assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices.  During the fiscal year ended April 30, 2010, the audit committee met four times and discussed internal control, accounting, auditing and our financial reporting practices with our Chief Financial Officer and our independent auditors and accountants, Grant Thornton LLP.  In discharging its oversight responsibility as to the audit process, each member of our audit committee has reviewed our audited financial statements as of and for the fiscal year ended April 30, 2010 and the audit committee held one meeting with management and Grant Thornton LLP to discuss the audited financial statements prior to filing our annual report on Form 10-K.  Our audit committee also met with Grant Thornton LLP to discuss the matters required to be disclosed by statement on Auditing Standards No. 61, as amended (Professional Standards), prior to filing our annual report on Form 10-K.

In addition, the audit committee has received from Grant Thornton LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the audit committee concerning independence and has discussed with Grant Thornton LLP its independence in connection with its audit of our financial statements for the fiscal year ended April 30, 2010.  Our audit committee has also considered whether Grant Thornton LLP’s provision of non-audit services to us is compatible with maintaining such firm’s independence with respect to us and has determined that the provision of certain non-audit services is consistent with and compatible with Grant Thornton LLP maintaining its independence.  See “Principal Accounting Fees and Services.”  Based upon the foregoing reviews and discussions, the audit committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended April 30, 2010.

John David Simmons, Jr., Chairman
William M. Sams
William A. Swanston

 COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management.  Based upon such review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Daniel J. Englander, Chairman
John David Simmons, Jr.
William M. Sams

ANNUAL REPORT ON FORM 10-K

Our annual report on Form 10-K for the fiscal year ended April 30, 2010, as filed with the SEC, is available to stockholders who make a written request therefore to our Secretary at our offices, 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712.  Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of our expenses in furnishing such documents.  Our annual report on Form 10-K (including exhibits thereto) and this proxy statement are also available by the following link on our website at www.car-mart.com under the “SEC Filings” section, which is under the “Investor Relations” section.

STOCKHOLDER PROPOSALS

Any proposal to be presented at the 2011 annual meeting of stockholders must be received at our principal executive offices no later than May 2, 2011, directed to the attention of the Secretary, for consideration for inclusion in our proxy statement and form of proxy relating to that meeting.  In connection with next year’s annual meeting, if we do not receive notice of a matter or proposal to be considered by July 1, 2011, then the persons appointed by our board of directors to act as the proxies for such annual meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the annual meeting if such matter or proposal is raised at that annual meeting.  Any such proposals must comply in all respects with the rules and regulations of the SEC.

OTHER MATTERS

Management does not know of any matter to be brought before the meeting other than those referred to above.  If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

Appendix A

Amendment to 2007 Stock Option Plan

AMENDMENT TO AMERICA’S CAR-MART, INC.
2007 STOCK OPTION PLAN
Adopted August 27, 2010

America’s Car-Mart, Inc., a Texas corporation (the “Company”), hereby amends (the “Amendment”) the America’s Car-Mart, Inc. 2007 Stock Option Plan (the “Plan”), originally effective as of August 27, 2007, as set forth herein.

1.           Background Information. The Company established the Plan effective as of August 27, 2007. Section 12 of the Plan provides that the board of directors of the Company may at any time amend the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval will be effective unless such amendment is approved by the requisite vote of stockholders of the Company entitled to vote thereon. The Company wishes to amend the Plan as set forth in this Amendment to increase the number of authorized shares that may be issued under the Plan. The Company will submit this Amendment for approval by the requisite vote of stockholders of the Company entitled to vote thereon at the 2010 annual meeting of stockholders to be held on October 13, 2010.

2.           Amendment to Section 4 – Shares of Stock Subject to the Plan; Award Limitation. Section 4(a) is amended in its entirety to read as follows:

“Section 4(a) The number of shares of Common Stock that may be issued pursuant to Awards shall be one million five hundred thousand (1,500,000) shares.  Such shares shall be authorized but unissued shares or treasury shares of the Corporation, or shares purchased on the open market or by private purchase.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed on this 27th day of August, 2010.

America’s Car-Mart, Inc.

By:  /s/ Jeffrey A. Williams
Jeffrey A. Williams
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

This proxy is solicited on behalf of the Board of Directors
of
AMERICA’S CAR-MART, INC.

The undersigned stockholder(s) of America’s Car-Mart, Inc., a Texas corporation, hereby appoints Tilman J. Falgout, III and William H. Henderson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of the stockholders of America’s Car-Mart, Inc. to be held on October 13, 2010 at 10:00 a.m. local time at the Company’s principal executive office, 802 SE Plaza Avenue, Bentonville, AR 72712, to vote the shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1)	To elect seven directors for a term of one year and until their successors are elected and qualified:

☐           FOR all nominees listed below (except as indicated to the contrary below)

☐           WITHHOLD AUTHORITY to vote for all nominees

Tilman Falgout, III	William H. Henderson	Robert Cameron Smith
John David Simmons	Daniel J. Englander
William M. Sams	William A. Swanston

If you wish to withhold authority to vote for any individual nominee(s), write the name(s) on the line below:

_________________________________________________________________________________________

(2)	To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2011.

☐           FOR             ☐                      AGAINST             ☐                                ABSTAIN

(3)	To approve the amendment to the America’s Car-Mart, Inc. 2007 Stock Option Plan to increase to 1,500,000 the number of options to purchase our common stock that may be issued under the Option Plan.

☐           FOR             ☐                      AGAINST             ☐                                ABSTAIN

(4)	In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.   This proxy, when properly executed, will be voted in accordance with directions given by the undersigned stockholder.  If no direction is made, it will be voted FOR the Proposal and as the proxies deem advisable on such other matters as may come before the meeting.

Date:___________________________________

_______________________________________
Signature

_______________________________________
Signature

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.)